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                                                                     EXHIBIT 4.2

                            AFP IMAGING CORPORATION
                             1995 STOCK OPTION PLAN

1. Purposes

     The AFP IMAGING CORPORATION 1995 STOCK OPTION PLAN (the "Plan") is intended to provide the employees, directors, independent contractors and consultants of AFP Imaging Corporation (the "Company") and its subsidiaries with an added incentive to commence employment with the Company, continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. By thus encouraging employees, directors, independent contractors and consultants and promoting their continued association with the Company, the Plan may be expected to benefit the Company and its stockholders. The Plan allows the Company to grant Incentive Stock Options ("ISOs") (as defined in section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code")) and Non-Qualified Stock Options ("NQSOs") not intended to qualify under
Section 422(b) of the Code (collectively the "Options").

2. Shares Subject to the Plan

     The total number of Common Shares of the Company, $.01 par value per share, that may be subject to Options granted under the Plan shall be 600,000 in the aggregate, subject to adjustment as provided in Paragraph 8 of the Plan. The Company shall at all times while the Plan is in force reserve such number of Common Shares as will be Sufficient to satisfy the requirement of outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for granting of Options under the Plan.

3. Eligibility.

     ISO's may be granted from time to time under the Plan to one or more key employees of the Company or of a "subsidiary" or "parent" of the Company, as the quoted terms are defined within Section 424 of the Code. A key employee is any person employed with the Company or of a subsidiary or parent of the Company. An Officer is an employee for the above purposes. However, a director of the Company who is not otherwise an employee is not deemed an employee for such purposes. NQSOs may be granted from time to time under the Plan to one or more employees of the Company, Officers, members of the Board of Directors, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of the Company and/or of a subsidiary of the Company, including persons who have previously been granted Options under the Plan.

4. Administration of the Plan.

     (a) The Plan shall be administered by the Board of Directors of the Company as such Board of Directors may be composed from time to time and/or by a Stock

Option committee (the "Committee") which shall be comprised of at least two disinterested persons (the term "disinterested" having the meaning ascribed to it by Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934 Act")) appointed by such Board of Directors of the Company. As and to the extent authorized by the Board of Directors of the Company, the Committee may exercise the power and authority vested in the Board of Directors under the Plan. Within the limits of the express provisions of the Plan, the Board of Directors or Committee shall have the authority, in its discretion, to determine the individuals to whom, and the time or times at which, Options shall be granted, the character of such Options (whether ISO or NQSO) and the number of Common Shares to be subject to each Option, the manner and form in which the optionee can tender payment upon the exercise of his Option, and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Option agreements that may be entered into in connection with Options (which need not be identical), subject to the limitation that agreements granting ISOs must be consistent with the requirements for the ISOs being qualified as "incentive stock options" as provided in Section 422 of the Code, and to make all other determinations and take all other actions necessary or

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advisable for the administration of the Plan. In making such determinations, the
Board of Directors and/or the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Board of Directors and/or the Committee, in its discretion, shall deem relevant. The Board of Directors' and/or the Committee's determinations on the matters referred to in this Paragraph shall be conclusive.

     (b) Notwithstanding anything contained herein to the contrary, at anytime during the period the Company has two "disinterested directors", the Committee, if one has been appointed to administer the Plan with respect to grants to all persons or solely with respect to persons subject to Section 16 of the 1934 Act, shall have the exclusive right to grant Options to persons subject to Section 16 of the 1934 Act and set forth the terms and conditions thereof. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended, to the extent possible, to comply with all applicable conditions of Rule 16b-3, as amended from time to time, (and its successor provisions, if any) under the 1934 Act. To the extent any provision of the Plan or action by the Board of Directors or Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board of Directors and/or such Committee.

5. Terms of Options.

     Within the 1imits of the express provisions of the Plan, the Board of Directors or the Committee may grant either ISOs or NQSOs. An ISO or an NQSO enables the optionee to purchase from the Company, at any time during a specified exercise period, a specified number of Common Shares at a specified price (the "Option Price"). The character and terms of each Option granted under the Plan shall be determined by the Board of Directors and/or the Committee consistent with the provisions of the Plan, including the following:


     (a) An Option granted under the Plan must be granted within 10 years from the date the Plan is adopted, or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

     (b) The Option Price of the Common Shares subject to each ISO shall not be less than the fair market value of such Common Shares at the time such ISO is granted. Such fair market value shall be determined by the Board of Directors and, if the Common Shares are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on such exchange, or the mean of the closing bid and asked prices of the Common Shares on the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ), the National Association of Securities Dealers OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on the day on which the Option is granted or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding the day on which the Option is granted for which such prices are available. If an ISO is granted to any individual who, immediately before the ISO is to be granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or a subsidiary or parent of the Company, the Option Price of the Common Shares subject to such ISO shall not be less than 110% of the fair market value per share of the Common Shares at the time such ISO is granted.

     (c) The Option Price of the Common Shares subject to an NQSO granted pursuant to the Plan shall be determined by the Board of Directors or the Committee, in its sole discretion.

     (d) In no event shall any Option granted under the Plan have an expiration date later than 10 years from the date of its grant, and all Options granted under the Plan shall be subject to earlier termination as expressly provided in Paragraph 6 hereof. If an ISO is granted to any individual who, immediately before the ISO is granted, owns (directly or through attribution) more that 10% of the total combined voting power of all classes of capital stock of the Company or of a subsidiary or parent of the Company, such ISO shall by its terms expire and shall not be exercisable after the expiration of five (5) years from the date of its grant.

     (e) Unless otherwise provided in any Option agreement under the Plan, an Option granted under the Plan shall become exercisable, in whole at any time or in part from time to time, but in no case may an Option (i) be exercised as to less than one hundred (100) Common Shares at any one time, or the remaining Common Shares covered by the Option if less than one hundred (100), and (ii) become fully exercisable more than five years from the date of its grant nor shall less than 20% of the Option become exercisable in any of the first five years of the Option.

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The Board of Directors or the Committee, in its sole discretion, may at such time or times as it deems appropriate, if ever, accelerate all or part of the vesting provisions with respect to one or more outstanding options. The acceleration of one option shall not infer that any option is or to be accelerated.


     (f) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (to the attention of the Secretary) of written notice of the number of full Common Shares with respect to which the Option is being exercised, accompanied by payment in full, which payment at the option of the optionee shall be in the form of (i) cash or certified or bank check payable to the order of the Company, of the Option Price of such Common Shares, or, (ii) if permitted by the Committee or the Board of Directors, as determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by the delivery of Common Shares having a fair market value equal to the Option Price or the delivery of an interest-bearing promissory note having an original principal balance equal to the Option Price and an interest rate not below the rate which would result in imputed interest under the Code (provided, in order to qualify as an ISO, more than one year shall have passed since the date of grant and one year from the date of exercise), or (iii) at the option of the Committee or the Board of Directors,determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by a combination of cash, promissory note and/or such Common Shares (subject to the restriction above) held by the employee that have a fair market value together with such cash and principal amount of any promissory note that shall equal the Option Price, and, in the case of a NQSO, at the discretion of the Committee or Board of Directors by having the Company withhold from the Common Shares to be issued upon exercise of the Option that number of shares having a fair market value equal to the exercise price and/or the tax withholding amount due, or otherwise provide for withholding as set forth in Paragraph 9(c) hereof. The Option Price may also be paid in full by a broker-dealer to whom the optionee has submitted an exercise notice consisting of a fully endorsed Option, or through any other medium of payment as the Board of Directors and/or the committee, in its discretion, shall authorize.

     (g) The holder of an Option shall have none of the rights of a shareholder with respect to the Common Shares covered by such holder's Option until such Common Shares shall be issued to such holder upon the exercise of the Option.

     (h) All Options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and any ISO granted under the Plan may be exercised during the lifetime of the holder thereof only by the holder. No Option granted under the Plan shall be subject to execution, attachment or other process.

     (i) The aggregate fair market value, determined as of the time any ISO is granted and in the manner provided for by Subparagraph (b) of this Paragraph 5, of the Common Shares with respect to which ISOs granted under the Plan are exercisable for the first time during any calendar year and under incentive stock options qualifying as such in accordance with Section 422 of the Code granted under any other incentive stock option plan maintained by the Company or its parent or subsidiary corporations, shall not exceed $100,000. Any grant of Options in excess of such amount shall be deemed a grant of a NQSO.

6. Death or Termination of Employment.


     (a) Subject to the provisions of subparagraph (d) of this Paragraph 6 and except as otherwise determined by the Board of Directors or the Committee in its sole discretion, if the employment of a holder of an ISO under the Plan shall be terminated for any reason other than cause or the death or the disability of the holder, such holder's ISO shall expire within three (3) months after such termination. Except as otherwise determined by the Board of Directors or the Committee, in its sole discretion, if the employment of a holder of an Option shall terminate for cause, then any unexercised ISO and/or NQSO granted to the holder shall expire as at the time of termination. If the employment of a holder of an Option (exclusive of his ISOs) shall be terminated for any reason other than cause or the death or the disability of the holder, such holder's Options, other than his ISOs, may be exercised during the earlier of (i) the respective terms thereof, or (ii) the subsequent death or disability of the respective holder, subject to the provisions of subparagraphs (b) and (d) of this Paragraph 6, unless the Board of Directors or the Committee shall in its sole discretion set forth to the contrary in the holder's Option Agreement.

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     (b) If the holder of an Option granted under the Plan dies (i) while employed by the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of such holder's employment, such Options may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised by a legatee or legatees of such Option under such individual's last will or by such individual's personal representatives or distributees at any time within such time as determined by the Board of Directors or the Committee in its sole discretion, but in no event less than six months after the individual's death, to the extent such Options were exercisable as of the date of death or date of termination of employment, whichever date is earlier.

     (c) If the holder of an Option under the Plan becomes disabled within the definition of section 22(e) (3)of the Code while employed by the Company or a subsidiary or parent corporation, such Option may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised at any time within six months after such holder's termination of employment due to the disability.

     (d) Except as otherwise determined by the Board of Directors or the Committee in its sole discretion, an Option may not be exercised pursuant to this Paragraph 6 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment or death, and in any event may not be exercised after the original expiration date of the Option.

7. Leave of Absence.

     For the purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) shall be considered as remaining in the employ of the Company or of a subsidiary or parent corporation for ninety (90) days or such longer period as such individual's right to reemployment is guaranteed either by statute or by contract.

8. Adjustment Upon Changes in Capitalization.

     (a) In the event that the outstanding common Shares are hereafter changed by reason of recapitalization, reclassification, stock split-up, combination or exchange of Common Shares or the like, or by the issuance of dividends payable in Common Shares, an appropriate adjustment shall be made by the Board of Directors, as determined by the Board of Directors and/or the Committee, in the aggregate number of Common Shares available under the Plan, in the number of Common Shares issuable upon exercise of outstanding Options, and the Option Price per share. In the event of the proposed dissolution, liquidation, merger, consolidation or sale of substantially all the assets of the Company, subject to subparagraph (b) below, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board of Directors of the Company or any authorized committee thereof. The Board of Directors or the Committee may in its discretion make provision for accelerating the exercisability of Options under the Plan in such circumstances.

     (b) Any option granted under the Plan, unless waived by the Board of Directors or the Committee, may, at the discretion of the Board of Directors of the Company and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation which the Company, and/or a subsidiary thereof is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by said other corporation or separated or reorganized into. The terms, provisions and benefits to the optionee of such substitute option(s) shall in all respects be identical to the terms, provisions and benefits of optionee under his Option(s) prior to said substitution. To the extent the above may be inconsistent with Sections 424(a)(1) and (2) of the Code, the above shall be deemed interpreted so as to comply therewith

     (c) Any adjustment in the number of Common Shares shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of Common Shares would result from any such adjustment, the adjustment shall be revised to the next higher whole number of Common Shares.

9. Further Conditions of Exercise

     (a) Unless the Common Shares issuable upon the exercise of an Option have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, prior to the exercise of the Option, an optionee must represent in writing to the Company that such Common Shares are being

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acquired for investment purposes only and not with a view towards the further resale or distribution thereof, and must supply to the Company such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with said Act.

     (b) The Company shall not be obligated to deliver any Common Shares until they have been listed on each securities exchange on which the Common Shares may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable.


     (c) The Board of Directors or Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to, (i) the withholding of payment of all or any portion of such Option until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or (ii) the canceling of any number of Common Shares issuable upon exercise of such Option in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) the selling of any property contingently credited by the Company for the purpose of exercising such Option, in order to withhold or reimburse the Company for the amount it is required to so withhold, or (iv) withholding the amount due from such employee's wages if the employee is employed by the Company or any subsidiary thereof.

10. Termination, Modification and Amendment.

     (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earliest of the date of its adoption by the Board of Directors, or the date the Plan is approved by the stockholders of the Company, or such date of termination, as hereinafter provided, and no Option shall be granted after termination of the Plan.

     (b) The Plan may from time to time be terminated, modified or amended by the affirmative the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

     (c) The Board of Directors of the Company may at any time, prior to ten
(10) years from the earlier of the date of the adoption of the Plan by such Board of Directors or the date the Plan is approved by the stockholders, terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, increase (except as provided by Paragraph 8) the maximum number of Common Shares as to which Options or shares may be granted under the Plan, materially change the standards of eligibility under the Plan or amend any provision hereof which requires stockholder approval in order to preserve the status of the Plan as a plan qualifying under Rule 16b-3 of the 1934 Act if the Plan would otherwise qualify thereunder. Any amendment to the Plan which, in the opinion of counsel to the Company, will be deemed to result in the adoption of a new Plan, will not be effective until approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

     (d) No ternnination, modification or amendment of the Plan may adversely affect the rights under any outstanding Option without the consent of the individual to whom such Option shall have been previously granted.

11. Effective Date of the Plan.

     The Plan shall become effective upon adoption by the Board of Directors of the Company. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon within one year before or after adoption of the Plan by the Board of Directors.

12. Not a Contract of Employment.

     Nothing contained in the Plan or in any option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the

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employ of the Company or of a subsidiary or parent of the Company or in any way limit the right of the Company, or of any parent or subsidiary thereof, to terminate the employment of any employee.

13. Other Compensation Plans.

     The adoption of the Plan shall not affect any other stock option plan, incentive plan or any other compensation plan in effect for the Company, nor shall the Plan preclude the Company from establishing any other form of stock option plan, incentive plan or any other compensation plan.

     [The total number of Shares subject to the Plan under paragraph 2 was increased to 1,100,000 upon approval of shareholders of the Company on December 18, 1997.]